UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001	ICHR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation for Named Executive Officers

On February 13, 2023, the Human Capital Committee of the Board of Directors (the “Board”) of Ichor Holdings, Ltd. (the “Company”) approved annual salaries, cash bonus target percentages, and annual equity incentive awards for Larry Sparks, Philip Barros, and Christopher Smith, each a Named Executive Officer of the Company, for 2023. On February 14, 2023, the Board approved the annual salary, cash bonus target percentage and annual equity incentive awards for Jeffrey Andreson, the Company’s Chief Executive Officer, for 2023. Set forth in the table below are the annual salaries, cash bonus target percentages, and annual equity incentive awards for Messrs. Andreson, Sparks, Barros, and Smith. The salaries are unchanged from 2022. The annual equity incentive awards will be granted in May 2023. The annual equity incentive awards, by fair value, will be comprised of approximately 50% restricted share units (“RSUs”) and 50% performance share units (“PSUs”) for Mr. Andreson, and 67% RSUs and 33% PSUs for Messrs. Sparks, Barros, and Smith.

			Annual Cash Bonus (% of Annual Salary)		Annual
Named Executive Officer	Title	Annual Salary	Target Percent	Amount	Equity Incentive

Jeffrey Andreson	Director and Chief Executive Officer	$640,000	100%	$640,000	$4,800,000
Larry Sparks	Chief Financial Officer	$441,000	75%	$330,750	$1,400,000
Philip Barros	Chief Technology Officer	$437,000	70%	$305,900	$1,200,000
Christopher Smith	Chief Commercial Officer	$380,000	70%	$266,000	$1,200,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: February 16, 2023	/s/ Larry J. Sparks
Name: Larry J. Sparks
Title: Chief Financial Officer